EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On January 13, 2012, Lions Gate Entertainment Corp. (the “Company” or “Lionsgate”) purchased all of the membership interests in Summit Entertainment, LLC (“Summit”), a worldwide independent film producer and distributor. The aggregate purchase price was approximately $413.7 million, which consisted of $343.5 million in cash paid at closing, 5,837,781 of the Company’s common shares paid at closing (a part of which are included in escrow for indemnification purposes), and an additional $20.0 million of cash or the Company’s common shares (based on a common share price of $8.39 per share) to be paid or issued, at the Company’s option, within 60 days of the date of the transaction. The Company paid the additional consideration of $20.0 million in cash on March 13, 2012. Of the cash portion of the purchase price, approximately $284.4 million was funded with cash on the balance sheet of Summit. The value assigned to the shares for purposes of recording the acquisition was $50.2 million and was based on the closing price of the Company’s common shares on the date of closing of the acquisition. Additionally, the Company may be obligated to pay additional cash consideration of up to $7.5 million pursuant to the purchase agreement, should the domestic theatrical receipts from certain films meet certain target performance thresholds.

In connection with the acquisition of Summit, on January 11, 2012, the Company sold $45.0 million in aggregate principal amount of 4.00% Convertible Senior Subordinated Notes with a maturity date of January 11, 2017 (the “January 2012 Notes”).  The proceeds were used to fund a portion of the acquisition of Summit. The interest payment date on the January 2012 Notes is January 15 and July 15 of each year, commencing on July 15, 2012. The January 2012 Notes are convertible into common shares of the Company at any time prior to maturity or repurchase by the Company, at an initial conversion price of approximately $10.50 per share, subject to adjustment in certain circumstances.

In addition, as part of the closing, Summit’s existing term loan of $508.0 million was paid off, in part, with cash from Lionsgate and the net proceeds from a new term loan to Summit with a principal amount of $500.0 million, maturing on September 7, 2016 (the “Term Loan”). The Term Loan was subsequently amended on February 21, 2012.

The Term Loan is secured by the Summit assets. The Term Loan is repayable in quarterly installments of $13.75 million, with the balance payable on the final maturity date.  The Term Loan is also repayable periodically to the extent of the excess cash flow, as defined, generated by Summit and its subsidiaries.   The Term Loan bears interest by reference to a base rate or the LIBOR rate (subject to a LIBOR floor of 1.25%), in either case plus an applicable margin of 4.50% in the case of base rate loans and 5.50% in the case of LIBOR loans.

The acquisition has been accounted for using the purchase method of accounting in accordance with Accounting Standards Codification (ASC) No. 805, Business Combinations (“ASC 805”). Under the purchase method of accounting, the total estimated purchase price, as described in Note 1 to these unaudited pro forma combined condensed financial statements, has been preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed of Summit based on a preliminary estimate of their fair values. The preliminary purchase price allocation is subject to revision, as a more detailed analysis of investment in films and intangible assets is completed and additional information on the fair value of assets and liabilities becomes available, including receipt of final appraisals of the net assets acquired. A change in the fair value of the net assets of Summit may change the amount of the purchase price allocable to goodwill, and could impact the amounts of amortization expense included in the unaudited pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated financial information assumes the following:

•                  The unaudited pro forma condensed consolidated balance sheet as of December 31, 2011 assumes that the acquisition of Summit, the issuance of the January 2012 Notes, and the refinancing of the Term Loan had been completed on December 31, 2011.

•                  The unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 2011, and the nine months ended December 31, 2011 assume that the acquisition of Summit, the issuance of the January 2012 Notes, and the refinancing of the Term Loan occurred on April 1, 2010.

•                  The unaudited pro forma condensed consolidated balance sheet is based on the Company and Summit’s historical balance sheet at December 31, 2011.  The unaudited pro forma condensed consolidated statements of operations include the Company’s historical statements of operations for the year ended March 31, 2011 and the nine months ended December 31, 2011 combined with Summit’s historical statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011.

The unaudited pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments for any restructuring activities, operating efficiencies or cost savings.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the:

•                  Accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information;

•                  Separate historical consolidated financial statements of the Company previously filed in our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2011 and our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as amended; and

•                  Separate historical audited consolidated financial statements of Summit as of December 31, 2011 and 2010, and for the years ended December 31, 2011 and  2010 presented in Exhibits 99.1 and 99.2 in this Form 8-K/A.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	As of December 31, 2011
	Historical		Pro Forma Adjustments
	Lions Gate	Summit
	Entertainment	Entertainment	Pro Forma		Reclassification
	Corp.	LLC	Adjustments		Adjustments		Pro Forma
	(Note 1)	(Note 1)	(Notes 1 & 2)		(Notes 1 & 2)		Combined
	(All amounts in thousands of dollars)

ASSETS
Cash and cash equivalents	$52,851	$247,099	$(271,359	)(a)	$—		$28,591
Restricted cash	26,496	49,765	—		—		76,261
Accounts receivable, net	423,117	161,971	(47,901	)(b)	15,472	(m)	552,659
Investment in films and television programs, net	802,872	388,848	213,697	(c)	12,571	(m)	1,417,988
Property and equipment, net	8,359	1,713	—		—		10,072
Equity method investments	159,919	—	—		—		159,919
Finite-lived intangible assets	—	7,332	5,268	(d)	—		12,600
Goodwill	233,201	6,465	79,039	(e)	—		318,705
Other assets	55,419	48,622	2,027	(f)	(28,043	)(m)	78,025
Total assets	$1,762,234	$911,815	$(19,229)		$—		$2,654,820

LIABILITIES
Senior revolving credit facility	$94,500	$—	$—		$—		$94,500
Senior secured second-priority notes	431,334	—	—		—		431,334
Term loan	—	—	—		492,500	(m)	492,500
Notes payable	—	553,163	(4,410	)(f)	(548,753	)(m)	—
Accounts payable and accrued liabilities	184,000	70,389	28,200	(g)	—		282,589
Participations and residuals	280,314	92,701	—		—		373,015
Film obligations and production loans	463,381	—	—		56,253	(m)	519,634
Convertible senior subordinated notes and other financing obligations	71,340	—	34,875	(h)	—		106,215
Deferred revenue	199,446	136,261	(82,228	)(i)	—		253,479
Total liabilities	1,724,315	852,514	(23,563)		—		2,553,266

SHAREHOLDERS’ EQUITY
Common shares	648,492	—	60,330	(j)	—		708,822
Members’ equity	—	102,420	(102,420	)(k)	—		—
Retained earnings (accumulated deficit)	(528,282)	(46,424)	46,424	(l)	—		(528,282)
Accumulated other comprehensive loss	(5,203)	—	—		—		(5,203)
Treasury shares	(77,088)	—	—		—		(77,088)
Noncontrolling interest	—	3,305	—		—		3,305
	37,919	59,301	4,334		—		101,554
Total liabilities and shareholders’ equity	$1,762,234	$911,815	$(19,229)		$—		$2,654,820

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Nine Months Ended December 31, 2011
	Historical		Pro Forma Adjustments
	Nine months ended:
	December 31,	September 30,
	2011	2011
	Lions Gate	Summit
	Entertainment	Entertainment	Pro Forma		Reclassification
	Corp.	LLC	Adjustments		Adjustments		Pro Forma
	(Note 1)	(Note 1)	(Notes 1 & 2)		(Notes 1 & 2)		Combined
	(All amounts in thousands of dollars, except per share amounts)

Revenues	$942,366	$331,289	$—		$—		$1,273,655
Expenses:
Direct operating	547,659	—	30,713	(n)	118,039	(t)	696,411
Cost of sales	—	252,733	—		(252,733	)(t)	—
Operating expenses	—	41,439	—		(41,439	)(t)	—
Distribution and marketing	279,194	—	—		134,694	(t)	413,888
General and administration	93,151	—	(1,507	)(o)	40,053	(t)	131,697
Gain on sale of asset disposal group	(10,967)	—	—		—		(10,967)
Depreciation and amortization	2,603	—	1,007	(p)	1,386	(t)	4,996
Total expenses	911,640	294,172	30,213		—		1,236,025
Operating income	30,726	37,117	(30,213)		—		37,630
Other expenses (income):
Interest expense
Contractual cash based interest	40,343	—	1,349	(q)	16,334	(t)	58,026
Amortization of debt discount (premium) and deferred financing costs	10,796	—	(3,443	)(r)	7,124	(t)	14,477
Total interest expense	51,139	—	(2,094)		23,458		72,503
Interest and other, net	—	21,788	—		(21,788	)(t)	—
Interest and other income	(1,860)	—	—		(1,665	)(t)	(3,525)
Loss on extinguishment of debt	967	—	—		—		967
Total other expenses, net	50,246	21,788	(2,094)		5		69,945
Income (loss) before equity interests and income taxes	(19,520)	15,329	(28,119)		(5)		(32,315)
Equity interests income (loss)	8,325	—	—		5	(t)	8,330
Income (loss) before income taxes	(11,195)	15,329	(28,119)		—		(23,985)
Income tax provision	2,857	1,029	—	(s)	—		3,886
Net income (loss)	$(14,052)	$14,300	$(28,119)		$—		$(27,871)

Basic Net Loss Per Common Share	$(0.11)						$(0.20)

Diluted Net Loss Per Common Share	$(0.11)						$(0.20)

Weighted average number of common shares outstanding:
Basic	132,389	—	5,838	(u)	—		138,227
Diluted	132,389	—	5,838	(v)	—		138,227

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Year Ended March 31, 2011
	Historical		Pro Forma Adjustments
	Year ended:
	March 31,	December 31,
	2011	2010
	Lions Gate	Summit
	Entertainment	Entertainment	Pro Forma		Reclassification
	Corp.	LLC	Adjustments		Adjustments		Pro Forma
	(Note 1)	(Note 1)	(Notes 1 & 2)		(Notes 1 & 2)		Combined
	(All amounts in thousands of dollars, except per share amounts)

Revenues	$1,582,720	$1,150,807	$—		$—		$2,733,527
Expenses:
Direct operating	795,746	—	58,325	(n)	357,738	(t)	1,211,809
Cost of revenue	—	714,749	—		(714,749	)(t)	—
Operating expenses	—	71,074	—		(71,074	)(t)	—
Distribution and marketing	547,226	—	—		357,012	(t)	904,238
General and administration	171,407	—	1,091	(o)	68,482	(t)	240,980
Depreciation and amortization	5,811	—	490	(p)	2,591	(t)	8,892
Total expenses	1,520,190	785,823	59,906		—		2,365,919
Operating income	62,530	364,984	(59,906)		—		367,608
Other expenses (income):
Interest expense
Contractual cash based interest	38,879	—	24,199	(q)	8,334	(t)	71,412
Amortization of debt discount (premium) and deferred financing costs	16,301	—	1,850	(r)	1,559	(t)	19,710
Total interest expense	55,180	—	26,049		9,893		91,122
Interest and other, net		9,893	—		(9,893	)(t)	—
Interest and other income	(1,742)	—	—		—		(1,742)
Loss on extinguishment of debt	14,505	—	—		—		14,505
Total other expenses, net	67,943	9,893	26,049		—		103,885
Income (loss) before equity interests and income taxes	(5,413)	355,091	(85,955)		—		263,723
Equity interests loss	(43,930)	—	—		—		(43,930)
Income (loss) before income taxes	(49,343)	355,091	(85,955)		—		219,793
Income tax provision	4,256	1,898	89,005	(s)	—		95,159
Net income (loss)	$(53,599)	$353,193	$(174,960)		$—		$124,634

Basic Net Income (Loss) Per Common Share	$(0.41)						$0.91

Diluted Net Income (Loss) Per Common Share	$(0.41)						$0.90

Weighted average number of common shares outstanding:
Basic	131,176	—	5,838	(u)	—		137,014
Diluted	131,176	—	24,622	(v)	—		155,798

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.       Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2011 assumes that the acquisition of Summit, the issuance of the January 2012 Notes, and the refinancing of the Term Loan had been completed on December 31, 2011.  The unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 2011, and the nine months ended December 31, 2011 assumes that the acquisition of Summit, the issuance of the January 2012 Notes, and the refinancing of the Term Loan occurred on April 1, 2010. The unaudited pro forma condensed consolidated balance sheet is based on the Company and Summit’s historical balance sheet at December 31, 2011.  The unaudited pro forma condensed consolidated statements of operations include the Company’s historical statements of operations for the year ended March 31, 2011 and the nine months ended December 31, 2011, combined with Summit’s historical statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011, respectively.

The unaudited pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments for any restructuring activities, operating efficiencies or cost savings.

The Company has made a preliminary allocation of the estimated purchase price of Summit to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair value. The preliminary purchase price allocation is subject to revision, as a more detailed analysis of investment in films and intangible assets is completed and additional information on the fair value of assets and liabilities becomes available, including receipt of final appraisals of the net assets acquired. A change in the fair value of the net assets of Summit may change the amount of the purchase price allocable to goodwill, and could impact the amounts of amortization expense included in the unaudited pro forma combined condensed consolidated statements of operations. Based on the preliminary valuation and other information currently available, the allocation of the estimated purchase price assuming the acquisition had been completed as of December 31, 2011 is as follows:

(Amounts in
Preliminary estimated purchase price consideration	thousands)
Cash	$343,500
Fair value of 5,837,781 of Lionsgate’s shares issued	50,205
Fair value of additional consideration to be paid within 60 days of date of the transaction	20,000
Fair value of contingent consideration	6,200
$419,905

Preliminary allocation of the estimated purchase price
Cash and cash equivalents	$247,099
Restricted cash	49,765
Accounts receivable, net	177,443
Investment in films and television programs, net	615,116
Other assets acquired	7,969
Finite-lived intangible assets:
Sales agency relationships	6,200
Tradenames	6,400
Notes payable assumed	(553,163)
Other liabilities and noncontrolling interest assumed	(222,428)
Fair value of net assets acquired	334,401
Goodwill	85,504
Total preliminary estimated purchase price	$419,905

Amortization related to the fair value of amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations.

Identifiable intangible assets. Sales agency relationships represent existing contracts that relate primarily to underlying customer relationships, and have a useful life of 5 years. Tradenames are primarily related to the Summit brand and name, and have an estimated useful life of 5 years. Identifiable intangible assets will be amortized on a straight-line basis over their estimated useful lives.

Goodwill. Approximately $85.5 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying tangible and identifiable intangible assets acquired and liabilities assumed. In accordance with ASC 805, goodwill will not be amortized but instead will be tested for impairment annually.

Taxes. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Lionsgate and Summit filed a combined income tax return during the year ended March 31, 2011 and the nine months ended December 31,

2011.  Most of Summit’s income was taxed as a partnership and thus the historical financial statements reflect a minimal tax provision. The pro forma adjustments to the tax provision reflect Summit’s income as taxable to Lionsgate, net of the use of Lionsgate’s net operating loss carryforwards (“NOLs”), the utilization of which would have been limited to Section 382. For the nine months ended December 31, 2011, no additional tax expense is reflected as a result of a projected taxable loss on a combined basis.

2.       Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the payment of and the allocation of the estimated purchase price to the estimated fair values of the tangible and intangible assets acquired and liabilities assumed, and the amortization related to the values allocated to the intangible assets, and to remove certain assets and liabilities reflected in the historical balance sheet that were not acquired.

The pro forma condensed consolidated statements of operations do not include any incremental costs associated with the integration activities of the combined companies.

Unaudited Pro Forma Adjustments are as follows:

Pro forma adjustments to the condensed consolidated Balance Sheet as of December 31, 2011

(a)	To reflect the net use of cash to fund Lionsgate’s purchase of Summit
	To reflect the proceeds upon issuance of $45 million of 4.00% Convertible Senior Subordinated Notes	$45,000
	To reflect the collection of Summit’s accounts receivable between January 1, 2012 through January 13, 2012	47,901
	To reflect the use of cash to fund Lionsgate’s purchase of Summit	(343,500)
	To reflect the proceeds upon the refinancing of Summit’s assumed Term Loan upon acquisition	476,150
	To reflect the use of cash to extinguish Summit’s assumed Term Loan prior to refinancing	(496,910)
		$(271,359)

(b)	To reflect the collection of Summit’s accounts receivable between January 1, 2012 through January 13, 2012	$(47,901)

(c)	To reflect the preliminary estimated incremental fair value of Summit’s investment in film rights	$213,697

(d)	Adjustments to finite-lived intangible assets as a result of the preliminary valuation
	To eliminate Summit’s historical finite-lived intangibles, net	$(7,332)
	To reflect the preliminary estimated fair value of Summit’s identifiable finite-lived intangible assets acquired	12,600
		$5,268

(e)	Adjustments to goodwill
	To eliminate Summit’s historical goodwill	$(6,465)
	To reflect the preliminary estimated fair value of Summit’s goodwill resulting from the acquisition	85,504
		$79,039

(f)	To reflect the refinancing of Summit’s assumed Term Loan upon acquisition
	To eliminate deferred financing costs associated with Summit’s assumed Term Loan prior to refinancing	$(14,323)
	To reflect deferred financing costs associated with Summit’s refinanced Term Loan	16,350
		$2,027

	To eliminate Summit’s existing Term Loan prior to refinancing	$(496,910)
	To reflect Summit’s refinanced Term Loan, net of discount	492,500
		$(4,410)

(g)	Adjustments to accounts payable and accrued liabilities
	To adjust Summit’s acquired leases to fair value	$2,000
	To reflect the $20 million of consideration to be paid within 60 days	20,000
	To reflect the preliminary estimate of contingent consideration associated with meeting certain target performance thresholds	6,200
		$28,200

(h)	To reflect the issuance of $45 million of 4.00% Convertible Senior Subordinated Notes, net of debt discount	$34,875

(i)	To reflect the fair value adjustments to Summit’s deferred revenue	$(82,228)

(j)	To reflect the issuance of 5,837,781 of Lionsgate’s shares to fund a portion of the purchase price	$50,205
	To reflect the equity component associated with the $45 million of 4.00% Convertible Senior Subordinated Notes	10,125
		$60,330

(k)	To eliminate the Parent’s net investment in Summit	$(102,420)

(l)	To eliminate the Parent’s net investment in Summit	$46,424

(m)

To reflect certain reclassification adjustments that have been made to conform Lionsgate’s and Summit’s historical reported balances to the pro forma condensed consolidated financial statement basis of presentation. The adjustments were primarily to reclassify Summit’s other assets into accounts receivable and investment in film and television series and Summit’s notes payable into term loan and film obligations.

Pro forma adjustments to the condensed consolidated Statements of Operations for the nine months ended December 31, 2011 and the year ended March 31, 2011

		Nine months ended	Year ended
		December 31, 2011	March 31, 2011
(n)	To reflect amortization of the fair value adjustment on Summit’s acquired film assets	$30,713	$58,325

(o)	Adjustments to general and administration expenses
	To reflect amortization of the fair value adjustment on Summit’s acquired leases	$818	$1,091
	To eliminate transaction costs associated with the Summit acquisition, which are included in the historical statement of operations	(2,325)	—
		$(1,507)	$1,091

(p)	Adjustments to amortization of intangible assets
	To eliminate historical amortization of intangibles	$(883)	$(2,030)
	To reflect amortization of identified intangibles acquired from Summit	1,890	2,520
		$1,007	$490

(q)	Adjustments to cash based interest expense
	To reflect contractual cash based interest expense on the $45 million of 4.00% Convertible Senior Subordinated Notes	$1,350	$1,800
	To adjust contractual cash based interest expense to reflect the refinancing of $500 million of Summit’s assumed Term Loan at current interest rates	(1)	22,399
		$1,349	$24,199
(r)	Adjustments to amortization of debt discount and deferred financing costs
	To reflect amortization of debt discount and deferred financing costs associated with the issuance of $45 million of 4.00% Convertible Senior Subordinated Notes	$1,362	$1,662
	To adjust amortization of debt discount and deferred financing costs to reflect the refinancing of Summit’s assumed Term Loan	(4,805)	188
		$(3,443)	$1,850

(s)	To adjust income tax expense for pro forma adjustments	$—	$89,005

(t)

To reflect certain reclassification adjustments that have been made to conform Lionsgate’s and Summit’s historical reported balances to the pro forma condensed consolidated financial statement basis of presentation. The adjustments were primarily to reclassify Summit’s operating expenses into direct operating expenses, distribution and marketing expenses, and general and administrative.

(u)	To reflect the shares outstanding associated with the issuance of 5,837,781 of Lionsgate’s shares to fund a portion of the purchase price	5,838	5,838

(v)	To reflect the impact of diluted securities outstanding (see Note 3)	5,838	24,622

Note 3. Pro Forma Net Income (Loss) Per Share

The pro forma basic net income (loss) per share are based on the weighted average number of the Company’s shares outstanding during each period.

The pro forma diluted net income(loss) per share are computed as follows:

	Nine months ended	Year ended
	December 31, 2011	March 31, 2011
	(Amounts in thousands, except per share amounts)
Pro Forma Diluted Net Income (Loss) Per Common Share:
Numerator:
Pro forma net income (loss)	$(27,871)	$124,634
Add:
Interest on convertible notes, net of tax	—	15,052
Amortization of deferred financing costs, net of tax	—	277
Numerator for Pro Forma Diluted Net Income (Loss) Per Common Share	$(27,871)	$139,963

Denominator:
Pro forma weighted average common shares outstanding	138,227	137,014
Effect of dilutive securities:
Conversion of notes	—	18,054
Share purchase options and restricted share units	—	730
Adjusted weighted average common shares outstanding	138,227	155,798

Pro Forma Diluted Net Income (Loss) Per Common Share	$(0.20)	$0.90